UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
August 4, 2015

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On August 4, 2015, USANA Health Sciences, Inc. issued a press release announcing its financial results for the second quarter and six months ended July 4, 2015.  The release also announced that the Company will post a document titled “Management Commentary, Results and Outlook” on the Company’s website and that executives of the company would hold a conference call with investors, to be broadcast over the World Wide Web and by telephone and provided access information, date and time for the conference call.  The Company noted that the call will consist of brief remarks by the Company’s management team, before moving directly into questions and answers. A copy of the press release, and the Management Commentary, Results and Outlook, are furnished herewith as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.  These documents will be posted on the Company’s corporate website, www.usanahealthsciences.com.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On August 4, 2015, the Company announced that the Board of Directors has approved a Co-Chief Executive Officer leadership structure for the Company and that David A. Wentz and Kevin G. Guest will serve as Co-Chief Executive Officers of the Company and report directly to the Board of Directors.  Mr. Wentz will oversee USANA’s global operations while Mr. Guest will lead USANA’s worldwide field development and sales efforts.

Mr. Wentz has served as Chief Executive Officer of the Company since July 2008.  For the last 12 months, Mr. Wentz had reduced his time in the office to spend more time with his family and to work on several strategic initiatives. He returned to the Company on a full-time basis on August 3, 2015.  As Co-Chief Executive Officer, Mr. Wentz will receive an annual salary of $618,000, continue to be eligible to participate in the Company’s Executive Bonus Plan, and be eligible to receive equity grants under the Company’s 2015 Equity Incentive Award Plan.  Mr. Wentz will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Mr. Guest has served as President of USANA world-wide since August 2014.  Prior to serving as President, Mr. Guest served as President of the Americas, Europe and South Pacific from May 2011 to October 2012, and Chief Marketing Officer from July 2008 to May 2011.  As Co-Chief Executive Officer, Mr. Guest will receive an annual salary of $618,000, continue to be eligible to participate in the Company’s Executive Bonus Plan, and be eligible to receive equity grants under the Company’s 2015 Equity Incentive Award Plan.  He will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

The Company also announced that on August 4, 2015, Chief Financial Officer, Paul A. Jones, was appointed Chief Leadership Development Officer of the Company where he will oversee the key role of the Company’s executive development and succession program.  Mr. Jones will assume this new role immediately and continue his CFO responsibilities while the Company facilitates its search for a new Chief Financial Officer.

The press release issued by the Company on August 4, 2015 announcing these events is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1        Press release issued by USANA Health Sciences, Inc. dated August 4, 2015 (furnished herewith).
Exhibit 99.2        Management Commentary, Results and Outlook provided by USANA Health Sciences, Inc. dated August 4, 2015 (furnished herewith).
Exhibit 99.3        Press release issued by USANA Health Sciences, Inc. dated August 4, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date:	August 4, 2015